    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2002
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                                MEDIMMUNE, INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                      2836                     52-1555759
(State or other jurisdiction     (Primary Standard            (I.R.S. Employer
             of                      Industrial             Identification No.)
      incorporation or          Classification Code)
       organization)

                           35 WEST WATKINS MILL ROAD
                          GAITHERSBURG, MARYLAND 20878
                           TELEPHONE: (301) 417-0770

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 DAVID M. MOTT
                   CHIEF EXECUTIVE OFFICER AND VICE CHAIRMAN
                           35 WEST WATKINS MILL ROAD
                          GAITHERSBURG, MARYLAND 20878
                           TELEPHONE: (301) 417-0770
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                       ----------------------------------

                                   COPIES TO:

                              FREDERICK W. KANNER
                                RICHARD D. PRITZ
                              DEWEY BALLANTINE LLP
                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                           TELEPHONE: (212) 259-8000
                       ----------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                       ----------------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                        AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
TITLE OF SHARES TO BE REGISTERED        REGISTERED(1)            SHARE              PRICE(2)        REGISTRATION FEE(3)
Common stock, par value $.01 per
  share (and associated share
  purchase rights).................       3,859,250               N/A             $203,900,000            $48,732

(1) Represents the maximum number of shares of MedImmune stock, issuable
    (i) upon exercise of the warrants of Aviron and (ii) upon conversion of convertible notes of Aviron, after Aviron became a wholly owned subsidiary of Medimmune upon the merger of a wholly-owned subsidiary of MedImmune with and into Aviron, and based upon an exchange ratio of 1.075 MedImmune shares exchanged for each Aviron share.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, the proposed maximum aggregate offering price for (i) the shares issuable pursuant to the warrants is, pursuant to Rule 457(g), equal to the sum of the product for each class of warrants of (A) the exercise price per MedImmune shares issuable pursuant thereto and (B) the aggregate number of MedImmune shares issuable pursuant thereto and (ii) the shares issuable upon conversion of the convertible notes is, pursuant to Rule 457(i), equal to the aggregate principal amount of the convertible notes.

(3) A portion of the Registration Fee equal to $36,312 is offset against the amount previously paid by MedImmune in respect of the shares being registered hereby in connection with MedImmune, Inc.'s Registration Statement on Form S-4 (No. 333-74838), filed on December 10, 2001. That registration statement registered, inter alia, all of the MedImmune shares in the merger in respect of Aviron which were issuable upon conversion of the convertible notes and the exercise of the warrants, assuming that the entire principal amount of the notes was converted and all warrants were exercised prior to the merger. This registration statement relates to the same shares.
                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED JANUARY 16, 2002

PROSPECTUS

                                3,859,250 SHARES

                                MEDIMMUNE, INC.

                                  COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

                               ------------------

    This prospectus relates to (i) an aggregate of up to 419,250 shares of MedImmune, Inc. common stock that may be issued upon exercise of the common stock purchase warrants issued by Aviron and (ii) an aggregate of up to 3,440,000 shares of MedImmune common stock that may be issued upon conversion of the $200,000,000 5 1/4% Convertible Subordinated Notes Due 2008 of Aviron.

    Under an Agreement and Plan of Merger which MedImmune entered into with Aviron on December 2, 2001, each outstanding share of Aviron common stock was exchanged for 1.075 shares of MedImmune common stock and Aviron became a wholly-owned subsidiary of MedImmune.

    Under the terms of the warrants, as a result of the merger, each outstanding and unexercised warrant which prior to the effective date of the merger represented a right to acquire shares of common stock of Aviron entitles the holder of the warrant to receive, upon exercise of the warrant, 1.075 shares of MedImmune stock for each share of Aviron common stock that the warrant was exercisable for immediately prior to the merger. The warrants are subject to further adjustment in the future under the terms of the warrants. See "Plan of Distribution--Terms of the Warrants."

    Under the terms of the convertible notes, the indenture, officer's certificate and the supplemental indenture under which the convertible notes were issued as a result of the merger, each outstanding convertible note became convertible, after adjustment, into 1.075 shares of MedImmune stock for each share of Aviron common stock that the convertible note was convertible into immediately prior to the merger. The convertible notes are subject to further adjustment in the future under the terms of the convertible notes and the indenture under which the convertible notes were issued. See "Plan of Distribution--Terms of the Convertible Notes."

    Assuming the warrants are exercised in full for cash, Aviron will receive aggregate proceeds in the amount of approximately $3,900,000. MedImmune will not receive any proceeds from conversion of the convertible notes, as all proceeds relating to the convertible notes were received by Aviron at the time the convertible notes were originally issued. MedImmune will pay all expenses with respect to this offering. See "Use of Proceeds."

    MedImmune stock is listed on the Nasdaq National Market under the symbol "MEDI." On January 15, 2002, the closing price of the MedImmune stock was $46.39 per share.

    SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS FOR A DISCUSSION OF FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN CONNECTION WITH AN INVESTMENT IN MEDIMMUNE STOCK.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is January 16, 2002

                               TABLE OF CONTENTS

INFORMATION ABOUT MEDIMMUNE.................................                        4

RISK FACTORS................................................                        5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........                       10

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES...............                       10

USE OF PROCEEDS.............................................                       12

PLAN OF DISTRIBUTION........................................                       13

WHERE YOU CAN FIND MORE INFORMATION.........................                       14

LEGAL OPINIONS..............................................                       16

EXPERTS.....................................................                       16

    In this prospectus, "we," "us" and "our" refers to MedImmune, Inc. and its subsidiaries. You should rely only on the information contained in this prospectus or incorporated into this prospectus by reference. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the MedImmune stock. You should read this entire prospectus and any accompanying prospectus supplement carefully, including the "Risk Factors" section, and the documents, including the financial statements and notes to those statements, incorporated by reference in this prospectus.

                          INFORMATION ABOUT MEDIMMUNE

    MedImmune was founded in 1988 and is a biotechnology company headquartered in Gaithersburg, Maryland with five products on the market and a diverse product portfolio. MedImmune is focused on using advances in immunology and other biological sciences to develop important new products that address significantly unmet medical needs in areas of infectious disease and immune regulation. MedImmune also focuses on oncology through its wholly-owned subsidiary, MedImmune Oncology, Inc. (formerly U.S. Bioscience, Inc.), acquired in
November 1999.

    In 1998, MedImmune launched Synagis-Registered Trademark- (palivizumab) in the United States for preventing respiratory syncytial virus (RSV) in high-risk pediatric patients. Synagis is the first and only monoclonal antibody approved for an infectious disease and has become an important new pediatric product for the prevention of RSV, the leading cause of viral pneumonia and bronchiolitis in infants and children.

    MedImmune also markets CytoGam-Registered Trademark- (cytomegalovirus immune globulin intravenous (human)), (CMV-IGIV) and RespiGam-Registered Trademark- (respiratory syncytial virus immune globulin intravenous (human)), (RSV-IGIV) and has several product candidates undergoing clinical trials. Through MedImmune Oncology's sales and marketing group, MedImmune also markets Ethyol (amifostine) and NeuTrexin (trimetrexate glucuronate for injection). MedImmune has three manufacturing facilities: a manufacturing facility in Frederick, Maryland; a fill and finish facility in Nijmegen, the Netherlands, and a pilot manufacturing facility at its headquarters in Gaithersburg, Maryland.

    On January 15, 2002, MedImmune completed its acquisition of Aviron.

                                  RISK FACTORS

    Prospective investors should carefully consider the following risk factors, in addition to the other information included in this prospectus, when evaluating an investment in MedImmune stock.

PRODUCT SALES MAY VARY:

    The amount we receive from sales of our products may vary from period to period for several reasons, including:

    --  seasonal demand for our principal product;

    --  general market demand for our products, which may fluctuate;

    --  availability of other competitive products in the market;

    -- availability of third-party reimbursement for the cost of treatment with our products;

    --  effectiveness and safety of our products;

    -- rate of adoption and use of our products for approved indications and possible additional indications; and

    --  the likelihood and timing of FDA and other regulatory approvals.

OUR BUSINESS IS SEASONAL:

    Our principal product, Synagis, accounted for approximately 80% of our total revenues for the nine months ended September 30, 2001 and for the year 2000. Synagis is used to protect high-risk infants from serious lower respiratory tract disease caused by RSV. Because RSV occurs primarily during the winter months, the major portion of Synagis sales occur during the first and fourth quarters of the calendar year. If we acquire Aviron and FluMist is subsequently approved by regulatory authorities for marketing, the seasonal nature of our business would increase further since most sales of flu vaccine occur during the fourth quarter of the calendar year. This high concentration of product sales in a portion of the year can create additional risks, such as exaggerated adverse consequences of any manufacturing or supply delays or of any unsuccessful sales or marketing strategies and has the effect of causing quarter-to-quarter sales results to vary widely.

INCREASED WORK FORCE COULD RESULT IN SUBSTANTIAL COSTS AND TIME DELAYS:

    Recent increases in the size of our work force and scope of operations could be harmful to us. In connection with our increased marketing efforts for Synagis and Ethyol, for manufacturing in our Frederick facility and the acquisition of U.S. Bioscience, Inc., we have substantially increased the size of our work force. The acquisition of Aviron would further increase the size of our work force. This rapid growth and increased scope of operations present risks we have not previously encountered and could result in substantial unanticipated costs and time delays which could materially and adversely affect our business.

SIGNIFICANT COSTS COULD RESULT FROM OUR MANUFACTURING FACILITY:

    Our Frederick manufacturing facility could result in significant costs to us. We received approval from the FDA in 1999 for an amendment to our Biologics License Application for the production of Synagis at the Frederick manufacturing facility. Additionally, we received approval from the FDA in December 2000 for an amendment to the license held by the University of Massachusetts, Massachusetts Biologics Laboratories (the "State Lab") to allow us to perform a portion of the CytoGam production process in our Frederick manufacturing facility. Currently, we have excess capacity in the plasma production portion of the Frederick facility. We will continue to incur substantial fixed costs associated with the facility that may not be offset by product revenues.

WE HAVE LIMITED EXPERIENCE IN COMMERCIAL MANUFACTURING:

    We may encounter many new risks associated with commercial manufacturing, such as:

    -- costs of operating and maintaining the production facility may be in excess of our expectations;

    --  product defects may result;

    --  contamination of product or product loss could occur;

    --  our production process may result in environmental problems; and

    -- we may not be able to manufacture products at a cost that is competitive with third party manufacturing operations.

    If we were to experience any one or more of these problems, there could be a material adverse effect on our business, financial condition or results of operations.

WE ARE DEPENDENT ON THIRD PARTY MANUFACTURERS AND SUPPLIERS:

    We are currently, and for the foreseeable future expect to be, dependent on a limited number of contract manufacturers for some or all of the manufacture of our current and future products (if any). We depend on Boehringer Ingleheim Pharma KG ("BI") to produce some of the Synagis we sell. BI's facility is subject to inspection and approval by both United States and foreign regulatory authorities in order to maintain its license to manufacture our products. Should BI be unable to supply Synagis to us for any reason, there can be no assurance that we would be able to secure an alternate manufacturer on a timely basis, without increased cost or at all.

    We depend on the State Lab for a portion of the production of our plasma derived products. The State Lab holds the sole product and establishment licenses from the FDA for the manufacture of CytoGam and RespiGam. We rely on the State Lab to manufacture all of the bulk product for CytoGam that we sell and to produce all of the RespiGam that we sell. We also rely on Aventis Pasteur to package and fill all of our plasma derived products. Our manufacturing arrangements with the State Lab are renegotiated annually. We cannot guarantee that any new arrangements will be made on terms favorable to us. In addition, we rely on a limited number of suppliers to obtain substantially all of the plasma used as raw material for the production of CytoGam and RespiGam. We also depend on third parties to manufacture the drug substance for Ethyol. There can be no assurance that third party manufacturers will give our orders highest priority, or that we would be able to readily find substitute manufacturers without significant delays or increased costs.

OUR RESEARCH AND DEVELOPMENT ACTIVITIES ARE COSTLY AND MAY NOT BE SUCCESSFUL:

    A considerable portion of our annual operating budget is spent on research, development and clinical activities. We are currently developing numerous products that may never reach clinical trials, achieve success in the clinic, be submitted to the appropriate regulatory authorities for approval, or be approved for marketing or manufacturing by the appropriate regulatory authorities.

    Further, we rely on numerous third parties to assist in various stages of the development process. Third-party contract costs are typically substantial. In addition, the third party contractors we use may be unable to complete their work in a timely fashion or in a manner that is satisfactory to us. Should they be unable to meet our needs, we may have to incur substantial additional costs, which could have a material adverse effect on our business, financial condition or results of operation.

WE ARE DEPENDENT ON STRATEGIC ALLIANCES:

    We depend on strategic alliances with our corporate partners to accomplish many of our goals. If those corporate partners fail to devote sufficient effort and attention to achieving those goals, we would be adversely affected.

PATENT PROTECTION FOR OUR PRODUCTS MAY BE INADEQUATE OR COSTLY TO ENFORCE:

    We may not be able to obtain effective patent protection for products we develop. We are currently developing, or considering developing, products in the biotechnology industry, an industry in which there are extensive patent filings. The patent position of biotechnology firms generally is highly uncertain and involves complex legal and factual questions. To date, no consistent policy has emerged regarding the breadth of claims allowed in biotechnology patents. Accordingly, there can be no assurance that our patent applications will result in patents being issued or that, if issued, such patents will afford protection against competitors with similar technology. Litigation could be necessary from time to time in order to enforce our intellectual property rights. There has been substantial litigation regarding patent and other intellectual property rights in the biotechnology industry. If we were required to litigate, there could be substantial cost involved and significant diversion of our business efforts.

WE MAY BE REQUIRED TO SEEK PATENT LICENSES FROM THIRD PARTIES:

    We believe that there are patents issued to third parties and/or patent applications filed by third parties which could apply to each of our products and product candidates. These patents and/or applications could limit our ability to manufacture, use or sell our products. In such a case, we may be required to obtain a patent license in order to avoid infringing a third party's intellectual property rights. If such a license were necessary, there can be no assurance that it would be available on terms acceptable to us or at all, which could have a material adverse effect on our business, financial condition or results of operations.

TECHNOLOGICAL DEVELOPMENTS BY OUR COMPETITORS MAY RENDER OUR PRODUCTS OBSOLETE:

    If our competitors were to develop superior products or technologies, our products or technologies could be rendered noncompetitive or obsolete. Biotechnology and pharmaceuticals are evolving fields in which developments are expected to continue at a rapid pace. Our success depends upon achieving and maintaining a competitive position in the development of products and technologies. Competition from other biotechnology and pharmaceutical companies is intense. Many of our competitors have substantially greater research and development capabilities, marketing, financial and managerial resources and experience in the industry. Were a competitor to develop a better product or technology, our products or technologies could be rendered obsolete, decreasing our product sales and resulting in a material adverse effect on our business, financial condition or results of operations.

COMPLIANCE WITH GOVERNMENT REGULATIONS IS COSTLY AND TIME-CONSUMING:

    Substantially all of our products require costly and time-consuming regulatory approval by governmental agencies. In particular, human therapeutic and vaccine products are subject to rigorous preclinical and clinical testing for safety and efficacy and approval processes by the FDA in the United States, as well as regulatory authorities in foreign countries. There can be no assurance that required approvals will be obtained. If we were unable to obtain these approvals on a timely basis or at all, our ability to successfully market products directly and through our collaborators, and to generate revenues from sales or royalties, would be impaired.

    All approved products are subject to continuing regulation. If we were to fail to comply with applicable requirements, we could be subject to:

    --  fines, recall or seizure of products;

    --  total or partial suspension of production;

    --  refusal by the government to approve our product license applications;

    --  restrictions on our ability to enter into supply contracts; and

    --  criminal prosecution.

    The FDA also has the authority to revoke product licenses and establishment licenses previously granted to us. Currently, we are marketing Ethyol for the treatment of patients with NSCLC. This indication was approved under the FDA's Accelerated Approval Regulations. These regulations require that we conduct clinical studies to verify and describe the clinical benefit of the approved indication.

    We have completed trials which we anticipate will be sufficient to meet the FDA's requirements. If the FDA is not satisfied that we have met the requirements, it may withdraw its approval of Ethyol in the NSCLC indication. Should the FDA revoke any product or establishment licenses granted to us, it could have a material adverse effect on our business, financial condition or results of operations.

PRODUCT LIABILITY CLAIMS MAY RESULT FROM SALES OF OUR PRODUCTS AND PRODUCT RECALLS MAY BE NECESSARY:

    As a developer, tester, manufacturer, marketer and seller of healthcare products, we are potentially subject to product liability claims. Our blood products, such as CytoGam and RespiGam, involve heightened risks of claims, including the risk of claims resulting from the transmission of blood-borne diseases. Defending a product liability claim could be costly and divert our focus from business operations. There can be no assurance that we will be able to maintain our current product liability insurance at a reasonable cost, or at all. If a claim were successful, there is no guarantee that the amount of the claim would not exceed the limit of our insurance coverage. Further, a successful claim could result in the recall of some or all of our products. Any of these occurrences could have a material adverse effect on our business, financial condition or results of operations. Additionally, blood products like CytoGam and RespiGam are occasionally recalled from the market because of risks of contamination from infectious agents or for other reasons which are often beyond our control. Any such recall of our blood products would adversely affect our sales.

WE DEPEND ON KEY PERSONNEL:

    Our success depends upon the continued contributions of its executive officers and scientific and technical personnel. Many key responsibilities have been assigned to a relatively small number of individuals. The competition for qualified personnel is intense, and the loss of services or certain key personnel could adversely affect our business. We do not maintain or intend to purchase "key man" life insurance on any of our personnel.

THE PRICE OF OUR COMMON STOCK COULD FLUCTUATE SIGNIFICANTLY OVER TIME:

    The market price of our common stock has fluctuated significantly over time, and it is likely that the price will fluctuate in the future. Investors and analysts have been, and will continue to be, interested in our reported earnings, as well as how we perform compared to their expectations. Announcements by us or others regarding operating results, existing and future collaborations, results of clinical trials, scientific discoveries, commercial products, patents or proprietary rights or regulatory actions may have a significant effect on the market price of our common stock. In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market price for many biotechnology companies and that have often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock.

CHANGES IN FOREIGN CURRENCY EXCHANGE RATES OR INTEREST RATES COULD RESULT IN
  LOSSES:

    We have entered into foreign exchange forward contracts which could result in losses. Because we have contracts for the future purchase of inventory which are denominated in foreign currencies, there is a chance that foreign currency exchange rate or interest rate changes could result in increases or decreases in the actual cost of our purchases. To reduce the risk of unpredictable changes in the cost of our purchases, we may enter into forward foreign exchange contracts, which allow us to purchase, for a fixed price on a specific date in the future, the amount of foreign currency necessary to pay for our contractual purchase of inventory. Fluctuations in the anticipated payment date for the inventory could require us to adjust the date of the contract, which could result in a change in the foreign currency exchange rate of the contracts, which in turn could have an adverse effect on our financial results. Additionally, certain of our distribution agreements outside the United States provide for us to be paid based upon sales in local currency. Changes in foreign currency exchange rates could adversely affect the amount we expect to collect.

THE SUCCESS OF OUR PRODUCTS MAY BE LIMITED BY GOVERNMENT AND THIRD-PARTY PAYORS:

    The continuing efforts of government and third-party payors to contain or reduce the costs of health care through various means may negatively affect sales of our products. In many foreign markets, pricing and profitability of pharmaceutical products is subject to governmental control. In the United States there have been, and we expect there will continue to be, various federal and state proposals to implement similar government controls over pricing and profitability. The adoption by the federal government or state governments of any such proposals could limit the commercial success of our existing or any future products.

    Both in the United States and elsewhere, sales of pharmaceutical products depend on the availability of reimbursement to the consumer from third-party payors, such as government and private insurance plans. Third-party payors are increasingly challenging the prices charged for products, and are limiting reimbursement levels offered to consumers for these products. To the extent that third-party payors focus their efforts on our products, sales of such products could be negatively affected.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains or incorporates certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income of MedImmune, wherever they occur in this prospectus, are necessarily estimates reflecting and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

    --  challenges inherent in new product development and marketing

    -- failure to get approval for or successfully commercialize potential products

    --  governmental laws and regulations, including possible healthcare reform

    -- competitive factors, including technological advances achieved and patents attained by competitors and generic competition as patents on MedImmune's products expire

    -- government laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products and licensing

    -- those factors listed in MedImmune's reports and filings with the U.S. Securities and Exchange Commission.

    Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found, among other places, in the documents incorporated by reference, including, but not limited to, MedImmune's Annual Report on Form 10-K for the year ended December 31, 2000, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. MedImmune undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

    The foregoing list sets forth some, but not all, of the factors that could affect MedImmune's ability to achieve results described in any forward-looking statements. Investors are cautioned not to place undue reliance on such statements that speak only as of the date made. Investors also should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. Investors should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from MedImmune's projections. MedImmune undertake no obligation to update any forward-looking statements as a result of future events or developments.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the material U.S. federal income tax consequences of converting the convertible notes into MedImmune stock and of acquiring MedImmune stock pursuant to the warrants. This discussion does not address any other tax consequences, including, without limitation, any tax consequences to holders of convertible notes or warrants of any past, current or future adjustments to, or changes in, the conversion or exercise terms of the convertible notes or warrants (including, without limitation, adjustments to, or changes in, the conversion or exercise price or the consideration received upon conversion or exercise, whether arising out of consummation of MedImmune's acquisition of Aviron or otherwise).

    This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis. Moreover, this discussion is for general information only and does not address all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their personal circumstances. In addition, this discussion does not address the U.S. federal income tax consequences that may be applicable to certain types of holders, including, for example, foreign persons or entities, banks and other financial institutions, insurance companies, tax-exempt entities, dealers in securities, partnerships and other pass-through entities, persons holding the convertible notes or warrants as part of a hedging or conversion transaction, an appreciated financial position or a straddle, holders that have a functional currency other than the U.S. dollar, or holders that do not hold their convertible notes or warrants as capital assets. This discussion does not include any description of the tax laws of any state, local, or foreign government that may be applicable to a particular holder.

    THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES TO THEM OF THE CONVERSION OF CONVERTIBLE NOTES OR THE EXERCISE OF WARRANTS, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL, AND FOREIGN TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS. IN ADDITION, HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY OTHER TAX CONSEQUENCES RELATING TO THEIR ACQUISITION, OWNERSHIP OR DISPOSITION OF THE CONVERTIBLE NOTES OR WARRANTS.

CONVERSION OF THE CONVERTIBLE NOTES

    Subject to the market discount rules discussed below, a holder generally will recognize capital gain or loss upon the conversion of a convertible note into MedImmune stock in an amount equal to the difference between (i) the fair market value of the stock plus cash in lieu of fractional shares received upon the conversion and (ii) the holder's adjusted tax basis in the convertible note at the time of conversion. Such capital gain or loss generally will be long-term capital gain or loss if the holder held the convertible note for more than one year at the time of conversion. The deductibility of capital losses is subject to limitations.

    If the holder's convertible note has "market discount," any gain recognized on the conversion of the convertible note into MedImmune stock will be treated as ordinary income rather than capital gain to the extent of the accrued "market discount" on the date of conversion, unless an election was made to include "market discount" in income as it accrued. "Market discount" is includible in income only to the extent of the realized gain on the conversion of the convertible note. In general, and subject to a DE MINIMIS exception, the "market discount" on a convertible note will equal the amount, if any, by which the stated redemption price at maturity of the note exceeds the holder's adjusted tax basis in the convertible note. Market discount will be treated as accruing ratably over the period from the date of the holder's acquisition of the convertible note to the maturity date of the convertible note or, at the election of the holder, on a constant interest rate basis.

    Generally, the holder's tax basis in the MedImmune stock received in the conversion will be the fair market value of such stock, and the holding period of such stock will begin on the day following the date of conversion.

EXERCISE OF THE WARRANTS

    The U.S. federal income tax consequences of exercise of the warrants is unclear and may depend on, among other things, the tax treatment of the warrants at the time of issuance, the means of exercising the warrants and/or the identity of the holder of the warrants. Depending on the particular facts and the resolution of certain issues, the exercise of the warrants could be treated as a fully taxable transaction with the holder of the warrants recognizing income, gain or loss in an amount equal to the difference between (i) the fair market value of the MedImmune stock plus cash in lieu of fractional shares received upon exercise and (ii) the amount paid, if any, to exercise the warrants plus the holder's basis in the warrants at the time of exercise. Alternatively, the exercise of the warrants could be treated as a non-taxable transaction in which no income, gain or loss is recognized by the holder of the warrants other than with respect to cash received in lieu of fractional shares. Other characterizations may also be possible. Holders of warrants are urged to consult their tax advisors regarding the tax consequences of exercise of the warrants, including the recognition of income, gain or loss, the holder's basis and holding period in the MedImmune stock acquired and the impact on the foregoing of the tax treatment of the warrants at the time of issuance, the means of exercising the warrants and/or the identity of the holder.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Under the Code, a holder may be subject to backup withholding with respect to cash received in lieu of a fractional share upon conversion of a convertible note or exercise of a warrant unless the holder provides proof of an applicable exemption or a correct taxpayer identification number. In addition, the receipt of cash in lieu of a fractional share by holders other than certain exempt recipients may be subject to information reporting requirements.

                                USE OF PROCEEDS

    Assuming the warrants are exercised in full for cash, Aviron will receive aggregate proceeds in the amount of approximately $3,900,000. Any proceeds to Aviron from the issuance of any shares will be used by the us for general business purposes. We will not receive any proceeds from the conversion of convertible notes, as all proceeds relating to the convertible notes were received by Aviron at the time the convertible notes were originally issued.

                              PLAN OF DISTRIBUTION

    The shares of MedImmune stock offered by this prospectus are issuable upon exercise of the warrants or upon conversion of the convertible notes. Set forth below is a summary of selected terms of the warrants and convertible notes relevant to exercise or conversion.

TERMS OF THE WARRANTS

    The following description of selected terms of the warrants gives effect to the merger. This description does not purport to be complete and is qualified in its entirety by reference to the terms of the warrants, copies of which are exhibits to the registration statement of which this prospectus is a part. We urge you to read the warrants because the warrants, and not this description, define your rights as holders of the warrants, including your right to exercise the warrants.

    GENERAL. The warrants were originally issued by Aviron prior to the date of the merger and are being replaced by replacement warrants issued by Aviron to reflect the adjustments described below. Prior to the merger, the warrants represented the right, exercisable during the exercise period specified with respect to the warrants, to purchase shares of Aviron common stock. As a result of the merger, each warrant became exercisable for shares of MedImmune stock as described below in accordance with the terms of the warrants.

    EXERCISE. The warrants provide that the warrants may be exercised in whole or in part at any time or from time to time during the exercise period specified for the warrants. After the merger, a warrant may be exercised by delivery of the warrants to Aviron, with the purchase or exercise form attached to the warrant duly executed and accompanied by cash or a certified or official bank check or wire transfer in the amount of the exercise price per share multiplied by the number of shares specified in the form. The exercise price may also be paid by tendering warrants having a net issuance value equal to the exercise price. If any warrant is exercised in part only, Aviron will, upon delivery of the original warrant, execute and deliver a new warrant evidencing the right to purchase the balance of the shares of MedImmune stock purchasable under the warrant.

    ADJUSTMENT OF WARRANTS. Under the terms of the warrants, as of the effective date of the merger, each outstanding and unexercised warrant that prior to the merger represented a right to acquire shares of Aviron common stock was converted into a right to acquire 1.075 shares of MedImmune stock for each share of Aviron common stock that the warrant was exercisable for immediately prior to the merger. This number was determined based on the exchange ratio in the merger that was used to convert outstanding Aviron common stock into MedImmune stock.

    The respective exercise prices and the numbers of shares issuable upon exercise of the warrants are subject to further adjustment upon the occurrence of stock dividends, splits, combinations and various other events affecting the MedImmune stock.

    EXERCISE PRICES, EXPIRATION OF WARRANTS. As a result of the merger, the warrants have become exercisable for shares of MedImmune stock and the exercise price of the warrants has been adjusted based on the exchange ratio in the merger. Prior to the merger, the warrants were exercisable for a total of 390,000 Aviron shares at an exercise price of $10.00 per share. As a result of the merger, the warrants are exercisable for a total of 419,250 MedImmune shares at an exercise price of approximately $9.30 per share. On February 15, 2007, 340,000 warrants will expire and on March 28, 2008, 50,000 warrants will expire.

    NO RIGHTS AS STOCKHOLDERS. The warrants do not entitle the warrant holders to any voting rights or other rights as stockholders of MedImmune.

TERMS OF THE CONVERTIBLE NOTES

    The following description of selected terms of the convertible notes gives effect to the merger. This description does not purport to be complete and is qualified in its entirety by reference to the terms of the convertible notes and the related indenture and supplemental indenture, copies of which are exhibits to the registration statement of which this prospectus is a part. We urge you to read the indenture and supplemental indenture governing the notes because those documents, and not this description, define your rights as holders of the notes, including your right to convert the notes into shares of MedImmune stock.

    GENERAL. The convertible notes were issued by Aviron prior to the date of the merger under an Indenture, dated as of February 7, 2001, as supplemented by an Officer's Certificate, dated as of February 7, 2001 and a Supplemental Indenture, dated as of January 15, 2002, in each case between Aviron and HSBC Bank USA, as trustee. Prior to the merger, the convertible notes were convertible at the option of the holders of the convertible notes into shares of Aviron common stock. As a result of the merger, each convertible note became convertible into shares of MedImmune stock as described below in accordance with the terms of the convertible notes, the indenture, the supplemental indenture.

    CONVERSION. The indenture and supplemental indenture provide that in order to convert a convertible note, the holder must (i) execute and deliver the conversion notice for the convertible note to Aviron and the trustee,
(ii) surrender the convertible note to Aviron and (iii) furnish appropriate endorsements and transfer documents.

    ADJUSTMENT OF CONVERSION TERMS. Under the terms of the convertible notes, the indenture and the supplemental indenture, as of the effective date of the merger, each outstanding convertible note that prior to the merger was convertible into Aviron shares became convertible into MedImmune shares.

    The conversion price of the convertible notes prior to the merger was $62.50. As a result of the merger, the conversion price of the convertible notes was adjusted to $62.50 divided by 1.075, and the convertible notes are now convertible into a total of 3,440,000 MedImmune shares. This number was determined based on the exchange ratio in the merger that was used to convert outstanding Aviron common stock into MedImmune stock.

    The conversion price of the convertible notes is subject to further adjustment upon the occurrence of stock dividends, splits, combinations and various other events affecting the MedImmune stock.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

    The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like MedImmune, who file electronically with the SEC. The address of that site is http://www.sec.gov.

    You can also inspect reports, proxy statements and other information about MedImmune at the offices of the Nasdaq National Market, 20 Broad Street, New York, New York 10005.

    We filed a registration statement on Form S-3 to register with the SEC the sale of the shares of MedImmune common stock to be issued pursuant to the warrants and convertible notes. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may obtain copies of the Form S-3 (and any amendments) in the manner described above.

    The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information us and our financial condition.

    The following documents listed below that we have previously filed with the SEC are incorporated by reference:

MEDIMMUNE SEC FILINGS

Current Report on Form 8-K...................  Dated December 27, 2001
Current Report on Form 8-K...................  Dated December 21, 2001
Amended Quarterly Report on Form 10-Q........  Dated December 14, 2001
Amended Quarterly Report on Form 10-Q........  Dated December 14, 2001
Quarterly Report on Form 10-Q................  Quarter ended September 30, 2001
Current Report on Form 8-K...................  Dated September 11, 2001
Quarterly Report on Form 10-Q................  Quarter ended June 30, 2001
Current Report on Form 8-K...................  Dated May 22, 2001
Quarterly Report on Form 10-Q................  Quarter ended March 31, 2001
Proxy Statement..............................  Filed on March 8, 2001
Annual Report on Form 10-K...................  Year ended December 31, 2000
Description of Common Stock and Amended and
Restated Rights Agreement....................  Incorporated by reference to MedImmune's
                                               Registration Statements on Form 8-A dated
                                               April 4, 1991 and December 1, 1998
Selected Unaudited Pro Forma Condensed
Combined Financial Data of MedImmune and
Aviron.......................................  Incorporated by reference to pages 10 through
                                               12 of Amendment No. 1 to MedImmune's
                                               Registration Statement on Form S-4
                                               (No. 333-74838) filed January 3, 2002.

AVIRON SEC FILINGS

Quarterly Report on Form 10-Q................  Quarter ended September 30, 2001
Quarterly Report on Form 10-Q................  Quarter ended June 30, 2001
Quarterly Report on Form 10-Q................  Quarter ended March 31, 2001
Annual Report on Form 10-K...................  Year Ended December 31, 2000
Amended Annual Report on Form 10-K...........  Year Ended December 31, 2000

    We also incorporate by reference the documents any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the end of the offering of MedImmune common stock made under this prospectus

    Any person receiving a copy of this prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference in this prospectus, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. Written requests should be directed to MedImmune, Inc., 35 West Watkins Mill Road, Gaithersburg, Maryland 20878 (telephone number (301) 417-0770), Attention:
Secretary.

                                 LEGAL OPINIONS

    The validity of the shares of MedImmune stock will be passed upon for MedImmune by Dewey Ballantine LLP in New York, New York.

                                    EXPERTS

    The financial statements, except as they relate to the financial statements of U.S. Bioscience, Inc. for the year ended December 31, 1998, incorporated in this prospectus, by reference to MedImmune, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given upon authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Aviron appearing in Aviron's Annual Report (Form 10-K) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of U.S. Bioscience, Inc. for the year ended December 31, 1998 not presented separately in the consolidated financial statements of MedImmune, Inc. incorporated herein by reference have been audited by Ernst & Young LLP, independent auditors. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses payable by MedImmune in connection with this offering are as follows:

Securities and Exchange Commission registration fee.........  $12,420

Stock exchange listing fee..................................  $ 3,860

Accounting fees and expenses................................  $18,500

Printing expenses...........................................  $10,000

Legal fees and expenses.....................................  $10,000

    Total...................................................  $54,780

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; the indemnification provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

    MedImmune provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under Securities Act of 1933.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for a transaction from which the director derived an improper personal benefit. Article EIGHTH of MedImmune's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 16. EXHIBITS.

 3.1  Restated Certificate of Incorporation of MedImmune, Inc.
      (incorporated by reference to Exhibit 3.1 to MedImmune, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000).
 3.2  Bylaws of MedImmune, Inc. (incorporated by reference to
      Exhibits 3.2 and 3.3 to MedImmune, Inc.'s Annual Report on
      Form 10-K for the year ended December 31, 2000).
 4.1  Amended and Restated Rights Agreement, dated as of
      October 31, 1998, between MedImmune, Inc., and American
      Stock Transfer and Trust Company, as Rights Agent
      (incorporated by reference to Exhibit 99.2 in MedImmune Inc.'s Registration Statement on Form 8A/A
      (Commission File No. 001-14657)).
 4.2 Form of Warrant for Common Stock, issued to the University of Michigan.*
 4.3 Form of Warrant for Common Stock, issued to the University of Michigan.*
 4.4  Indenture entered into between Aviron and HSBC Bank USA as
      Trustee, dated February 7, 2001 (incorporated by reference to Exhibit 4.22 in Aviron's Annual Report on Form 10-K for the year ended December 31, 2000).
 4.5  Officer's Certificate pursuant to Section 2.01 of the
      Subordinated Indenture, dated February 7, 2001
      (incorporated by reference to Exhibit 4.23 in Aviron's
      Annual Report on Form 10-K for the year ended December 31,
      2000).
 4.6  Supplemental Indenture among Aviron, MedImmune, Inc. and
      HSBC Bank USA as Trustee, dated January 15, 2002.*
 5.1  Opinion of Dewey Ballantine LLP.*
23.1  Consent of PricewaterhouseCoopers LLP.*
23.2  Consent of Ernst & Young LLP as to Aviron.*
23.3  Consent of Ernst & Young LLP as to U.S. Bioscience, Inc.*
23.4  Consent of Dewey Ballantine LLP (contained in Exhibit 5.1).
24.1  Powers of Attorney (included on the signature page hereto).

------------------------

*   Filed herewith

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on January 16, 2002.

                                                       MEDIMMUNE, INC.

                                                       By:  /s/ DAVID M. MOTT
                                                            -----------------------------------------
                                                            Name: David M. Mott
                                                            Title: Chief Executive Officer and Vice
                                                                 Chairman of the Board

                               POWER OF ATTORNEY

    Know all men by these presents, that each of the persons whose signature appears below appoints and constitutes David M. Mott and Melvin D. Booth, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

            /s/ WAYNE T. HOCKMEYER, PH.D.
     -------------------------------------------       Chairman of the Board and the  January 16, 2002
              Wayne T. Hockmeyer, Ph.D.                Executive Committee

                  /s/ DAVID M. MOTT                    Chief Executive Officer and
     -------------------------------------------       Vice Chairman of the Board     January 16, 2002
                    David M. Mott                      (Principal Executive Officer)

                 /s/ MELVIN D. BOOTH
     -------------------------------------------       President, Chief Operating     January 16, 2002
                   Melvin D. Booth                     Officer and Director

                                                       Senior Vice President and
               /s/ GREGORY S. PATRICK                  Chief Financial Officer
     -------------------------------------------       (Principal Financial Officer   January 16, 2002
                 Gregory S. Patrick                    and Principal Accounting
                                                       Officer)

           /s/ FRANKLIN H. TOP, JR., M.D.
     -------------------------------------------       Executive Vice President,      January 16, 2002
             Franklin H. Top, Jr., M.D.                Medical Director and Director

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
             /s/ M. JAMES BARRETT, PH.D.
     -------------------------------------------       Director                       January 16, 2002
               M. James Barrett, Ph.D.

            /s/ JAMES H. CAVANAUGH, PH.D.
     -------------------------------------------       Director                       January 16, 2002
              James H. Cavanaugh, Ph.D.

            /s/ BARBARA HACKMAN FRANKLIN
     -------------------------------------------       Director                       January 16, 2002
              Barbara Hackman Franklin

                /s/ LAWRENCE C. HOFF
     -------------------------------------------       Director                       January 16, 2002
                  Lawrence C. Hoff

                /s/ GORDON S. MACKLIN
     -------------------------------------------       Director                       January 16, 2002
                  Gordon S. Macklin

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
3.1.........            Restated Certificate of Incorporation of MedImmune, Inc.
                        (incorporated by reference to Exhibit 3.1 to MedImmune,
                        Inc.'s Annual Report on Form 10-K for the year ended
                        December 31, 2000).

3.2.........            Bylaws of MedImmune, Inc. (incorporated by reference to
                        Exhibits 3.2 and 3.3 to MedImmune, Inc.'s Annual Report on
                        Form 10-K for the year ended December 31, 2000).

4.1.........            Amended and Restated Rights Agreement, dated as of October
                        31, 1998, between MedImmune, Inc., and American Stock
                        Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit 99.2 in MedImmune Inc.'s Registration
                        Statement on Form 8A/A (Commission File No. 001-14657)).

4.2.........            Form of Warrant for Common Stock, issued to the University of Michigan.*

4.3.........            Form of Warrant for Common Stock, issued to the University of Michigan.*

4.4.........            Indenture entered into between Aviron and HSBC Bank USA as
                        Trustee, dated February 7, 2001 (incorporated by reference to Exhibit 4.22 in Aviron's Annual Report on Form 10-K for
                        the year ended December 31, 2000).

4.5.........            Officer's Certificate pursuant to Section 2.01 of the
                        Subordinated Indenture, dated February 7, 2001 (incorporated by reference to Exhibit 4.23 in Aviron's Annual Report on
                        Form 10-K for the year ended December 31, 2000).

4.6.........            Supplemental Indenture among Aviron, MedImmune, Inc. and
                        HSBC Bank USA as Trustee, dated January 15, 2002.*

5.1.........            Opinion of Dewey Ballantine LLP.*

23.1........            Consent of PricewaterhouseCoopers LLP.*

23.2........            Consent of Ernst & Young LLP as to Aviron.*

23.3........            Consent of Ernst & Young LLP as to U.S. Bioscience, Inc.*

23.4........            Consent of Dewey Ballantine LLP (contained in Exhibit 5.1).

24.1........            Powers of Attorney (included on the signature page hereto).

------------------------

* Filed herewith